Exhibit 15.2

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Aegon Ltd., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of its Amendment No. 1 to the Annual Report on Form 20-F dated June 7, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ R.E.H.M. van Adrichem RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

June 07, 2024